                                                                   EXHIBIT 10.41

                              PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "Agreement"), dated as of August 28, 1997, is
                                    ---------
entered into by and among ROCKFORD LIMITED I, a New York corporation ("Seller"),
                                                                       ------
ROCKFORD INDUSTRIES, INC., a California corporation ("Rockford"), SUNAMERICA
                                                      --------
LIFE INSURANCE COMPANY, an Arizona corporation ("Purchaser"), and TEXAS COMMERCE
                                                 ---------
BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), in its capacity
                                                     -------
as trustee under the trust created pursuant to the Pooling and Servicing Agreement described below.


                                   RECITALS

     Contemporaneously with the execution of this Agreement, Seller (in its own capacity and as successor in interest to each of Seller's Predecessors through the merger thereof into Seller), as seller, Rockford, as servicer and Trustee, as trustee and back-up servicer, and Purchaser have executed the Amended, Restated and Consolidated Pooling and Servicing Agreement dated of even date herewith (the "Pooling and Servicing Agreement"). Seller proposes, subject to
               -------------------------------
the terms and conditions stated herein, to sell to Purchaser Class A Certificates and Class B Certificates issued pursuant to the Pooling and Servicing Agreement, in exchange for Purchaser's transfer of the Existing Certificates to Seller on the Initial Closing Date and in exchange for cash consideration on each Subsequent Closing Date. As to all Certificates other than the Consolidated Certificates to be issued under the Pooling and Servicing Agreement on the Initial Closing Date, the aggregate initial principal balance of such Certificates shall not exceed $200,000,000, as such amount may be increased in Purchaser's sole discretion in accordance with Section 2.03(a)
                                                            ---------------
hereof.  Capitalized terms used in this Agreement have the meanings provided in

Article I below.  The Certificates described below evidence fractional undivided
---------
interests in a Trust with a corpus consisting of a pool of Lease Contracts serviced by Rockford.

     Purchaser desires to purchase from Seller the Class A Certificates and Class B Certificates to be issued from time to time by the Trust, and Seller desires to sell the Class A Certificates and Class B Certificates to Purchaser, subject to the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01  Certain Definitions.  The following terms shall have the
                   -------------------
meanings given them below:

          "Available Commitment Amount" shall have the meaning given such term
           ---------------------------
in the Equipment and Lease Purchase Agreement.

          "Bill of Sale and Assignment" shall have the meaning given such term
           ---------------------------
in the Equipment and Lease Purchase Agreement.

          "Commitment Expiration Date" shall mean AUGUST 28, 2000, or such later
           --------------------------
date as Purchaser may elect in its sole discretion.

          "Deferred Lease" means any Lease Contract under which the Lessee is
           --------------
not required to make any Scheduled Payment (or the Scheduled Payments are each zero) for at least four months (but not more than six months) immediately following the commencement date of such Lease Contract.

          "Eligible Lease Contract" shall mean, as of the relevant date, a Lease
           -----------------------
     Contract:

               (a) which, if included in the Trust, would not cause any representation or warranty of Seller contained in Section 3.02 hereof
                                                            ------------
          to be untrue or incorrect; and

               (b) with respect to which Purchaser has not notified Seller that such Lease Contract is unacceptable for purchase.

          "Event of Bankruptcy" shall be deemed to have occurred with respect to
           -------------------
a Person if either:

          (a) (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue unstayed or undismissed for a period of 15 days; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

          (b) such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

          "Final Scheduled Payment" shall mean the final Scheduled Payment under
           -----------------------
a Lease Contract, excluding any purchase option payment or other residual payment.

          "Funding Period" shall mean, initially, the period commencing on the
           ---------------
Initial Closing Date through (and including) FEBRUARY 28, 1999; provided,
                                                                --------
however, that the Funding Period shall automatically be extended through (and
-------
including) the Commitment Expiration Date unless, on or before AUGUST 28, 1998, Bond Insurer or Purchaser notifies the other and Seller of such party's election not to so extend the Funding Period; provided, further, that each Rating Agency
                                     --------  -------
receives notice of such automatic extension on or before FEBRUARY 28, 1999.

          "Sale Assignment" shall mean a Sale Assignment in the form attached
           ---------------
hereto as Exhibit "B-1" (with respect to the Existing Trust Assets) or "B-2"
          ------------                                                  ---
(with respect to other Eligible Lease Contracts). Such assignment shall be without recourse to Seller, but subject to Seller's covenants, representations, warranties and indemnities specifically provided herein.

          "Step Lease" means any Lease Contract (other than a Deferred Lease)
           ----------
under which either (a) the requirement that the Lessee make equal Scheduled Payments thereunder does not begin until the thirteenth (13th) month immediately following the commencement date of such Lease Contract, or (b) the Lessee is not required to make any Scheduled Payment for up to three months immediately following the commencement date of such Lease Contract and is not required to made equal Scheduled Payments thereunder during the first 18 months immediately following the commencement date of such Lease Contract.

          "Subsequent Closing Notice" has the meaning given to such term in
           -------------------------
     Section 2.03(b).
     ---------------

          "Treasury Rate" shall have the meaning given such term in Section
           -------------                                            -------
     2.05.
     ----

          "Warranty Purchase Amount" shall have the meaning given such term in
           ------------------------
     Section 7.01(c).
     ----------------

     Section 1.02  Other Definitions.  Other capitalized terms used, but not
                   -----------------
defined herein, shall have the meanings given them in the Pooling and Servicing Agreement.

                                  ARTICLE II

                       PURCHASE AND SALE OF CERTIFICATES

     Section 2.01   [Intentionally Omitted]

     Section 2.02   Initial Closing Date Conditions.  Trustee's obligations
                    -------------------------------
hereunder shall be subject to the satisfaction (or waiver by Trustee, Bond Insurer and Purchaser) on the Initial Closing Date of each of the following conditions precedent:

     (a) On or before the Initial Closing Date, Seller and Rockford shall deliver or cause to be delivered the following documents to Trustee, Purchaser and Bond Insurer:

          (i) An Officer's Certificate of Seller substantially in the form of Exhibit "C" and an Officer's Certificate of Rockford substantially in the
     -----------
     form of Exhibit "D";
             -----------

          (ii) Opinions of Counsel for Seller and Rockford substantially in the form of Exhibit "E" with respect to the treatment of the transfer from
             -----------
     Rockford to Seller as a "true sale," certain bankruptcy issues with respect to Seller, tax and securities issues and the first priority perfected security interest of Trustee in the Trust Assets;

          (iii) Copies of resolutions of the board of directors of Seller approving the execution, delivery and performance by Seller of the Principal Agreements and the transactions contemplated hereunder and thereunder, certified by the secretary or any assistant secretary of Seller, and copies of resolutions of the board of directors of Rockford approving the execution, delivery and performance by Rockford of the Principal Agreements and the transactions contemplated thereunder, certified by the secretary or any assistant secretary of Rockford;

          (iv) Officially certified, dated not more than thirty (30) days prior to the Initial Closing Date, evidence of due incorporation and good standing of Seller under the laws of New York and of Rockford under the laws of California, and evidence of Seller's and Rockford's respective good standing and authority to conduct business under the laws of California and each other jurisdiction in which the ownership or leasing of property by such party or the conduct of its business requires qualification, except for those jurisdictions for which both of the following are satisfied: (a) the failure to so qualify in such jurisdiction will not impair the ability of Seller or Rockford to enforce in such jurisdiction the obligations of the Lessee under any Lease Contracts covering Equipment located in such jurisdiction, and (b) the failure to so qualify in such jurisdiction and in all other jurisdictions in which it is not qualified would not, in the aggregate, materially adversely affect the assets, liabilities, financial condition, business or operations of Seller or Rockford or the ability of either such party to perform its obligations under the Principal Agreements;

          (v) Submission for filing of all UCC-1 financing statements and UCC-3 assignments prepared by Seller's counsel described in Exhibit "F" or
                                                                 -----------
     other instruments necessary to perfect, upon submission for filing by Seller, the first priority ownership or security interests granted and assigned by Seller under the Principal Agreements and Sale Assignments to Trustee for the benefit of the Certificateholders and Bond Insurer in the Lease Contracts, Equipment and other rights, titles and interests referred to hereunder (other than UCC-1 financing statements naming the Lessees under the Lease Contracts as debtors) to be filed or recorded in all such appropriate places as are required to protect the Trust's interest in the Lease Contracts, Equipment and such other rights, titles and interests;

          (vi)   [Intentionally Omitted];

          (vii) An Officer's Certificate of Servicer identifying Servicing Officers;

          (viii) An Officer's Certificate of Servicer stating that the original executed counterpart of each Lease Contract identified in the related Lease Schedule, and the related Lease Files, have each been delivered to Trustee, and that Servicer has marked the Lease Management System and other physical records of the Lease Contracts to the effect that, as to the Lease Contracts, Seller has sold and assigned all of its right, title and interest therein to the Trust;

          (ix) Evidence that Servicer has in effect the fidelity bond or employee dishonesty policy described in Section 3.07(g) of the Pooling and Servicing Agreement;

          (x) A properly executed copy of the Equipment and Lease Purchase Agreement;

          (xi) The initial Lease Schedule for the Lease Contracts and the related Lease Files;

          (xii) Secretary's Certificate of Rockford covering the resolutions adopted by its Board of Directors as to Principal Agreements, incumbency and signatures of the officers of Rockford signing the Principal Agreements, and the certificate of incorporation and bylaws of Rockford;

          (xiii) UCC Lien search of recent date issued by the Office of the Secretary of State of the State of California and the other states listed on Exhibit "J" hereto covering Rockford and reflecting no financing
        -----------
     statement filings against the Lease Contracts and related Equipment other than those to be terminated on or before the Initial Closing Date;

          (xiv)   [Intentionally Omitted];

          (xv) Secretary's Certificate of Seller covering the resolutions adopted by its Board of Directors as to Principal Agreements, the incumbency and signatures of the officers of Seller signing the Principal Agreements, and the certificate of incorporation and bylaws of Seller;

          (xvi) UCC Lien searches of recent date issued by the Offices of the Secretaries of State of New York and California covering Seller and reflecting no financing statement or lien filings against Seller or any assets of Seller other than those made pursuant to the Pooling and Servicing Agreement and naming Trustee as secured party;

          (xvii)  A Capital Contribution Agreement in the form of Exhibit "G"
                                                                  -----------
     properly executed by Rockford and Seller (the "Capital Contribution
                                                    --------------------
     Agreement");
     ---------

          (xviii) Such other documents, Opinions of Counsel and certificates as Trustee, Purchaser or Bond Insurer may reasonably request;

          (xix) With respect to Vehicles owned by the Seller, Seller (A) shall have delivered to Trustee, Certificates of Title or Applications for Certificates of Title, and (B) shall deliver to Trustee within ninety (90) days of the Initial Closing Date, original Certificates of Title for such Vehicles; and

          (xx) With respect to Vehicles in which Seller has a security interest, Seller (A) shall have delivered to Trustee, vehicle lien applications necessary to perfect the Trust's security interest in such Vehicles, and (B) shall deliver to Trustee within ninety (90) days of the Initial Closing Date Certificates of Title with respect to such Vehicles naming Trustee as first lienholder.

     (b) The Pooling and Servicing Agreement, the Equipment and Lease Purchase Agreement, the Letter of Credit Reimbursement Agreement, each of the Lockbox Agreements and the Capital Contribution Agreement shall be in full force and effect.

     (c) Trustee or its agent shall have received, and shall hold in trust pursuant to the Pooling and Servicing Agreement, all documents, instruments and other assets required by the Pooling and Servicing Agreement to be delivered to Trustee with respect to and on behalf of the Trust as of the Initial Closing Date including an original executed counterpart of each Lease Contract identified on the Lease Contract Schedule and the related certificates of acceptance as set forth in clause (d) of the definition of "Lease File".

     (d) The representations and warranties of Seller in the Principal Agreements and in any Officer's Certificate delivered to Trustee, Bond Insurer or Purchaser in connection therewith shall be true and correct in all material respects on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have complied with all the agreements and satisfied all the conditions under the Principal Agreements and the Capital Contribution Agreement in all material respects on its part to be performed or satisfied at or prior to the Initial Closing Date.

     (e) The representations and warranties of Rockford in the Principal Agreements and in any Officer's Certificate delivered to Trustee, Bond Insurer or Purchaser in connection therewith shall be true and correct in all material respects on and as of the Initial Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Rockford shall have complied with all the agreements and satisfied all the conditions under the Principal Agreements and the Capital Contribution Agreement in all material respects on its part to be performed or satisfied at or prior to the Initial Closing Date.

     (f) Seller and Rockford shall have paid or shall have made arrangements for payment of all taxes, fees and governmental charges, if any, in connection with the execution and delivery of the Principal Agreements and the assignment of other rights and interests by Seller to the Trust under this Agreement.

     (g) There shall have been no occurrence which would, in Purchaser's or the Controlling Party's reasonable judgment, have a material adverse effect on (i) the assets, liabilities, financial condition, business or operations of Rockford or Seller from the facts represented or warranted under the Principal Agreements, or (ii) the ability of Rockford or Seller to meet its obligations under the Principal Agreements.

     (h) No change shall have occurred in any law, rule or regulation that would prohibit the consummation of any transaction contemplated hereby, that would impose limits on the amount of Certificate Interest that the Certificateholders may legally receive or that would impose a tax or levy (other than tax on gross or net income, franchise tax or tax with respect to the ownership of the Certificates or the Trust Assets) on the Certificates or payments received in respect of the Certificates.

     (i) No action, proceeding or investigation shall have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, agency or authority to set aside, restrain, enjoin or prevent the consummation of any transaction contemplated hereby or seeking material damages against Trustee, the Trust, Purchaser or the Certificateholders in connection with the transactions contemplated by the Principal Agreements.

     (j) No final judgment shall have been rendered against Rockford or any of its Affiliates in an amount greater than $100,000 which is not covered by insurance or which, within 30 days after the entry of such judgment, is not discharged or execution thereof stayed pending appeal, or which is not discharged within 60 days after the expiration of such stay.

     (k) No event of default (or event which, with the giving of notice or the lapse of time, or both, would constitute an event of default) shall have occurred and be continuing under any loan or credit agreement given by Rockford or any of its Affiliates in connection with any single credit facility extended to Rockford or any of its Affiliates which has at the time an outstanding principal balance of $100,000 or more.

     (l) Not more than one of the persons who hold the offices of President or Executive Vice President of Rockford on the date of this Agreement shall have ceased to be employed on a full-time basis by Rockford.

     (m)  The Net Worth Requirement shall be satisfied.

     (n) Seller or Rockford shall pay or reimburse Bond Insurer for all costs and expenses incurred by Bond Insurer in connection with the Principal Agreements and the transactions contemplated thereby.

     (o) The Rating Agencies shall have notified Bond Insurer that the Rating Agencies have deemed the Certificates an "investment grade risk" to Bond Insurer.

     (p)  Bond Insurer shall have delivered the Policy to Trustee.

     (q) Bond Insurer shall have received evidence that Trustee has received the Letter of Credit and that the Available LOC Amount equals the Minimum LOC Amount.

If any of the conditions specified in this Section 2.02 shall not have been
                                           ------------
fulfilled when and as provided by this Agreement, or if any of the opinions, certificates or other documents mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to Purchaser and Purchaser's special counsel, and Bond Insurer and Bond Insurer's special counsel, this Agreement and all Purchaser's obligations hereunder may be canceled by Purchaser at or at any time prior to, the Initial Closing Date. Notice of such cancellation shall be given to Seller and Bond Insurer in writing, or by telephone or telecopy confirmed in writing. Such cancellation shall be without prejudice to any rights, claims or remedies that Purchaser may have pursuant to this Agreement or otherwise against Seller or any other person by reason of such cancellation.

     Section 2.03  Closings.
                   --------

     (a) Subject to the terms and conditions set forth herein, on the Initial Closing Date (with respect to the Existing Trust Assets) and on each Subsequent Closing Date (with respect to the other Eligible Lease Contracts and other rights and interests to be conveyed to the Trust on such Subsequent Closing
Date): (i) Seller shall assign to Trustee (or, with respect to the Eligible Lease Contracts constituting Existing Trust Assets, reconfirm its prior assignment to Trustee), for the benefit of the Certificateholders and Bond Insurer, the Eligible Lease Contracts and other rights and interests to be conveyed or reconveyed to the Trust on such Closing Date, (ii) Rockford shall cause the Available Amount to equal or exceed the Minimum LOC Amount (calculated after giving effect to the conveyance of the Lease Contracts to be conveyed to the Trust and the issuance of the related Class A Certificates and Class B Certificates on such Closing Date), (iii) Trustee shall issue to or upon the order of Seller Class A Certificates and Class B Certificates having an original aggregate certificate principal balance equal to the Aggregate Discounted Lease Contract Balance of such Lease Contracts as of such Closing Date, representing 100% of the Certificates to be issued on such Closing Date, and (iv) Purchaser and/or its designated affiliate shall purchase such Class A Certificates and Class B Certificates from Seller for a price equal to the original aggregate principal amount of such Certificates, except that the Consolidated Certificates to be issued on the Initial Closing Date shall be issued solely in exchange for the transfer and assignment of the Existing Certificates to Seller; provided,
                                                                    --------
however, that (A) the purchase of Certificates on any Subsequent Closing Date
-------
other than the Consolidated Certificates to be issued on the Initial Closing Date (collectively, the "New Certificates") shall not result in the sum of (1)
                         ----------------
aggregate initial principal balance of all New Certificates issued on such Subsequent Closing Date, plus (2) the aggregate initial principal balance of all
                         ----
New Certificates issued on each prior Subsequent Closing Date, to exceed the Available Commitment Amount, unless Purchaser consents thereto in writing (in its sole discretion), and (B) the purchase of such New Certificates shall not cause the then Class A Certificate Investor Interest (after giving effect to the issuance of Class A Certificates on such Subsequent Closing Date) to exceed $250,000,000. Trustee shall not accept further Lease Contracts if to do so would result in a violation of clause (A) or (B) of this Section 2.03(a). If
                                                         ---------------
Purchaser elects (in its sole discretion) to increase the Available Commitment Amount, then Purchaser shall provide written notice to such effect (which notice shall state the increased Available Commitment Amount) to Bond Insurer, Trustee, Seller and Rockford, and the term "Available Commitment Amount" shall thereafter be deemed changed to such increased amount. The Existing Certificates transferred and assigned to Seller in exchange for the Consolidated Certificates be issued on the Initial Closing Date shall thereafter be deemed canceled, void and of no further force or effect. The Consolidated Certificates shall be issued by the Trust in order to amend, consolidate and completely restate, and to evidence the indebtedness outstanding under and be a substitute and replacement for, the Existing Certificates, but shall not intended and shall not be deemed or construed to be a payment, satisfaction, cancellation or novation of any of the liabilities or obligations of the Trust or any of the Existing Trusts under the Existing Certificates. Notwithstanding anything to the contrary contained herein, all Subsequent Closing Dates must occur no later than the date on which the Funding Period is terminated. Trustee shall not accept Lease Contracts and Purchaser shall not purchase Certificates on or after the date on which the Funding Period is terminated.

     (b) Not later than the 11:00 a.m. Houston Time, on the third Business Day preceding a Subsequent Closing Date, Seller, by personal delivery, telecopy or other means of delivery, shall give Trustee, the Controlling Party and Purchaser notice (the "Subsequent Closing Notice") of the proposed Subsequent Closing
             -------------------------
Date. Each such notice shall specify the date of the proposed Subsequent Closing Date (which shall be a Business Day), shall include a copy of the Lease Schedule for the Lease Contracts to be assigned to Trustee on the Subsequent Closing Date, and shall specify the weighted average life of such Lease Contracts, the approximate applicable Treasury Rate under Section 2.05 for such
                                                          ------------
weighted average (with the precise calculation to be communicated to Trustee, the Controlling Party and Purchaser one Business Day prior to the proposed Subsequent Closing Date), and the approximate aggregate principal amount (with the precise calculation to be communicated to Trustee, the Controlling Party and Purchaser one Business Day prior to the proposed Subsequent Closing Date) and approximate applicable Certificate Rates of Certificates to be issued in connection with such proposed closing (with the precise calculation to be communicated to Trustee, the Controlling Party and Purchaser one Business Day prior to the proposed Subsequent Closing Date); provided, however, that (i) the
                                                --------  -------
issuance of New Certificates on any Subsequent Closing Date shall be subject to the limitations imposed by clauses (A) and (B) of Section 2.3(a) hereof, (ii) in
                                                  --------------
no event shall the aggregate principal amount of the New Certificates to be issued in connection with such proposed closing be less than $1,000,000, and
(iii) in no event shall the aggregate principal amount of all New Certificates issued during any calendar quarter be less than $10,000,000 or greater than $35,000,000.

     (c) Seller hereby agrees, subject to the terms of this Agreement, to assign to Trustee for the benefit of the Certificateholders and the Controlling Party on each Subsequent Closing Date, Eligible Lease Contracts with an Aggregate Discounted Lease Contract Balance as of the Subsequent Closing Date that is not less than the aggregate original principal balance of the Certificates to be issued on such Subsequent Closing Date.

     (d) Payment for and delivery of the Certificates to be purchased by Purchaser from Seller on a Subsequent Closing Date shall be made at a closing at the offices of Purchaser at 700 Louisiana, Suite 3905, Houston, Texas 77002 at 10:00 a.m. local time on the Subsequent Closing Date. Payment of the purchase price for the Certificates shall be made by Purchaser in federal or other immediately available funds, against delivery to Purchaser of the Certificates to be purchased on such Subsequent Closing Date, registered in Purchaser's name or in the name of Purchaser's nominee.

     Section 2.04  Subsequent Closing Conditions.  Trustee's obligation to
                   -----------------------------
accept Lease Contracts and issue Certificates to or upon the order of Seller on a Subsequent Closing Date and Purchaser's obligation to purchase such Certificates shall be subject to the satisfaction (or waiver by Trustee, the Controlling Party and Purchaser) on such Subsequent Closing Date of each of the conditions set forth in Section 2.03
                                                                    ------------
and the following conditions precedent (references in this Section 2.04 to "Sale
                                                           ------------
Assignment" and "Lease Contracts" shall be deemed to refer to the Sale Assignment to be executed by Seller in connection with such Subsequent Closing Date and the Lease Contracts covered by such Sale Assignment):

     (a) On or before each Subsequent Closing Date, Seller and Rockford shall deliver or cause to be delivered the following documents to Trustee, the Controlling Party and Purchaser;

          (i) An Officer's Certificate of Seller substantially in the form of Exhibit "C" and an Officer's Certificate of Rockford substantially in the
     ----------
     form of Exhibit "D" (or, in either or both cases, an Officer's Certificate
             -----------
     satisfactory to Purchaser and the Controlling Party stating that the statements made in the Officer's Certificate delivered in connection with the later of the Initial Closing Date or the most recent Subsequent Closing are true and complete as if made on and as of the Subsequent Closing Date, and that the instruments attached thereto have not been replaced or modified);

          (ii)   [Intentionally Omitted];

          (iii)  [Intentionally Omitted];

          (iv)   [Intentionally Omitted];

          (v)    [Intentionally Omitted];

          (vi) The Lease Schedule for the Lease Contracts and the related Lease Files;

          (vii) An Officer's Certificate of Servicer stating that the Lease Contracts and Lease Files have been delivered to Trustee, and that Servicer has marked the Lease Management System and other physical records of the Lease Contracts to the effect that, as to the Lease Contracts, Seller has sold and assigned all of its right, title and interest therein to the Trust;

          (viii) A Bill of Sale and Assignment properly executed by Rockford conveying the Lease Contracts and related Equipment to Seller;

          (ix) Releases and UCC-3 termination statements executed by any existing lender(s) as to the Lease Contracts and Equipment covered thereby;

          (x) A Sale Assignment properly executed by Seller and conveying the Lease Contracts to Trustee for the benefit of the Certificateholders and Bond Insurer (or, with respect to the Existing Trust Assets, reconfirming the prior conveyance of the Existing Trust Assets to the Trust);

          (xi) Secretary's Certificate of Seller covering the resolutions adopted by its Board of Directors as to the Sale Assignment and the incumbency and signatures of the officers of Seller signing the Sale Assignment;

          (xii) With respect to Vehicles owned by the Seller, Seller (A) shall have delivered to Trustee, Certificates of Title or Applications for Certificates of Title, and (B) shall deliver to Trustee within ninety (90) days of such Closing Date, original Certificates of Title for such Vehicles; and

          (xiii) With respect to Vehicles in which Seller has a security interest, Seller (A) shall have delivered to Trustee, vehicle lien applications necessary to perfect the Trust's security interest in such Vehicles, and (B) shall deliver to Trustee within ninety (90) days of such Closing Date Certificates of Title with respect to such Vehicles naming Trustee as first lienholder.

     (b) No Servicer Default on the part of Rockford shall have occurred and be continuing as provided (and defined) in Section 9.01 of the Pooling and
                                        ------------
Servicing Agreement, other than a Servicer Default that is waived in writing by the Controlling Party and Purchaser.

     (c) The Equipment and Lease Purchase Agreement, Pooling and Servicing Agreement, the Letter of Credit Reimbursement Agreement, the Lockbox Agreements, the Insurance Agreement and Capital Contribution Agreement shall remain in full force and effect.

     (d) Trustee shall certify that Trustee or its agent shall have received, and shall hold in trust pursuant to the Pooling and Servicing Agreement, all documents, instruments and other assets required by the Pooling and Servicing Agreement to be delivered to Trustee with respect to and on behalf of the Trust as of the Subsequent Closing Date, including the original executed counterpart of each Lease Contract identified in the related Lease Schedule. Such Lease Files shall have been delivered to the Trustee for inspection at least three Business Days before the Subsequent Closing Date.

     (e) The representations and warranties of Seller in the Principal Agreements and in any Officer's Certificate delivered to Trustee, the Controlling Party or Purchaser in connection therewith shall be true and correct in all material respects on and as of the

Subsequent Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have complied with all the agreements and satisfied all the conditions under the Principal Agreements and the Capital Contribution Agreement in all material respects on its part to be performed or satisfied at or prior to the Subsequent Closing Date.

     (f) The representations and warranties of Rockford in the Principal Agreements and in any Officer's Certificate delivered to Trustee, the Controlling Party or Purchaser in connection therewith shall be true and correct in all material respects on and as of the Subsequent Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and Rockford shall have complied with all the agreements and satisfied all the conditions under the Principal Agreements and the Capital Contribution Agreement in all material respects on its part to be performed or satisfied at or prior to the Subsequent Closing Date.

     (g) Seller and Rockford shall have paid or shall have made arrangements for payment of all taxes, fees and governmental charges, if any, in connection with the sale of the Lease Contracts and related Equipment by Rockford to Seller under the Equipment and Lease Purchase Agreement, the assignment of the Lease Contracts and its interest in the Equipment and other rights and interests by Seller to the Trust under this Agreement and the issuance of the Certificates.

     (h) There shall have been no occurrence which would, in Purchaser's or the Controlling Party's reasonable judgment, have a material adverse effect on (i) the assets, liabilities, financial condition, business or operations of Rockford or Seller from the facts represented or warranted under the Principal Agreements, or (ii) the ability of Rockford or Seller to meet its obligations under the Principal Agreements.

     (i) No change shall have occurred in any law, rule or regulation that would prohibit the consummation of any transaction contemplated hereby, that would impose limits on the amount of Certificate Interest that the Certificateholders may legally receive or that would impose a tax or levy (other than tax on gross or net income, franchise tax or tax with respect to the ownership of the Certificates or the Trust Assets) on the Certificates or payments received in respect of the Certificates.

     (j) No action, proceeding or investigation shall have been instituted or threatened, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, agency or authority to set aside, restrain, enjoin or prevent the consummation of any transaction contemplated hereby or seeking material damages against Trustee, the Trust, Purchaser, Bond Insurer or the Certificateholders in connection with the transactions contemplated by the Principal Agreements.

     (k) Seller shall have delivered to Trustee, the Controlling Party and Purchaser an Officer's Certificate of Seller and Servicer confirming (i) the deposit in the Investment Account of all funds received with respect to the Lease Contracts from the applicable

Cut-Off Date to the Subsequent Closing Date, and (ii) that the Available Amount equals or exceeds the Minimum LOC Amount (calculated after giving effect to the conveyance of the Lease Contracts to be conveyed to the Trust and the issuance of the related Class A Certificates and Class B Certificates on such Subsequent Closing Date), and Trustee shall have delivered to Purchaser and the Controlling Party a certificate of a Responsible Officer confirming the amounts so indicated by Seller and Servicer in such Officer's Certificate.

     (l) No final judgment shall have been rendered against Rockford or any of its Affiliates in an amount greater than $100,000 which is not covered by insurance or which, within 30 days after the entry of such judgment, is not discharged or execution thereof stayed pending appeal, or which is not discharged within 60 days after the expiration of such stay.

     (m) No event of default (or event which, with the giving of notice or the lapse of time, or both, would constitute an event of default) shall have occurred and be continuing under any loan or credit agreement given by Rockford or any of its Affiliates in connection with any single credit facility extended to Rockford or any of its Affiliates which has at the time an outstanding principal balance of $100,000 or more.

     (n) The cumulative Discounted Lease Contract Balance of all Lease Contracts under which the Equipment consists of Vehicles shall not exceed 7% of the Aggregate Discounted Lease Contract Balance.

     (o)  The Net Worth Requirement shall be satisfied.

     (p) Seller or Rockford shall pay or reimburse Purchaser and Bond Insurer for all unreimbursed or unpaid costs and expenses incurred by Purchaser in connection with the Principal Agreements and the transactions contemplated thereby.

     (q) Purchaser and the Controlling Party shall have received a true and complete copy of Rockford's and Seller's most recent financial statements (whether or not audited).

     (r) No more than 2.5% of the Aggregate Discounted Lease Contract Balance is attributable to Lease Contracts with Lessees located in Puerto Rico, and no more than 2.0% of the Aggregate Discounted Lease Contract Balance is attributable to Lease Contracts with Lessees located in Canada.

     (t) An Event of Bankruptcy shall not have occurred with respect to Seller or Rockford.

     (u) A Servicer Default with respect to Rockford shall not have occurred and be continuing (unless such Servicer Default has been waived in writing by the

Controlling Party, or by Purchaser with the prior written consent of the Controlling Party), and the Commitment Expiration Date shall not have occurred.

     (v) The sum of the Class A Certificate Investor Interest and Class B Certificate Investor Interest shall not be greater than the Aggregate Discounted Lease Contract Balance.

     (w) Seller and Rockford shall have maintained a first priority perfected security interest in the Lease Receivables and the Lease Files for the benefit of Certificateholder and Bond Insurer.

     (z) Neither the Certificateholders nor Trustee shall have received a letter from the Controlling Party confirming that the Policy no longer remains in full force and effect as of the related Closing Date.

     (aa) There shall have been no downgrading of the rating of the Class B Certificates by any Rating Agency.

     (bb) The Controlling Party shall have received such other documents, certificates and opinions as it shall have requested including without limitation, no more often than semi-annually, Opinions of Counsel, copies of which shall be delivered to each of the Rating Agencies, with respect to the treatment of transfers from Rockford to Seller as a "true sale," certain bankruptcy issues with respect to Seller and its Affiliates and the perfected first priority security interest of Trustee in Lease Contracts.

     (cc) Not more than one of the persons who hold the offices of President or Executive Vice President of Rockford on the Initial Closing Date shall have ceased to be employed on a full-time basis by Rockford.

     Section 2.05  Determination of Certificate Rates.  The Certificate Rate for
                   ----------------------------------
the Class A Certificates issued on the Initial Closing Date shall be 7.703895% per annum (calculated on the basis of a 360 day year). The Certificate Rate for the Class B Certificates issued on the Initial Closing Date shall be 8.353885 per annum (calculated on the basis of a 360 day year). The Certificate Rate for the Class A Certificates issued on any Subsequent Closing Date shall be a per annum rate (calculated in each case on the basis of a 360 day year) equal to the Treasury Rate plus 1.10%. The Certificate Rate for the Class B Certificates issued on any Subsequent Closing Date shall be a per annum rate (calculated in each case on the basis of a 360 day year) equal to the Treasury Rate plus 1.75%. As used in this Agreement, the term "Treasury Rate" shall mean, with respect to
                                     -------------
any Closing Date, the average of the rates shown in the "Treasury Bonds, Notes & Bills" section of the then most recently published edition of The Wall Street Journal under the column "Ask Yld." for United States Treasury bonds and notes maturing during the month (the "Reference Month") corresponding to the end of
                                ---------------
the weighted average life (based on the Lease

Contract Balances of the Lease Contracts assigned on such Closing Date as of the Cut-Off Date applicable to such Closing Date) of the remaining terms of the Lease Contracts assigned to the Trust on the Subsequent Closing Date; provided,
                                                                      --------
however, that if there are no quotes for bonds and notes with such maturity,
-------
then the Treasury Rate shall be one-half of the sum of (a) the average of such rates for bonds and notes maturing in the first month following the Reference Month for which such rates are published in such edition of The Wall Street Journal, plus (b) the average of such rates for bonds and notes maturing in the first month preceding the Reference Month for which such rates are published in such edition of The Wall Street Journal. Quotes for bonds and notes callable prior to maturity shall not be included in determining the Treasury Rate. The weighted average of the remaining terms of the Lease Contracts to be assigned to the Trust on the Closing Date and the applicable Treasury Rate shall be specified by the Seller in its Subsequent Closing Notice; provided, however,
                                                          --------  -------
that such weighed average life shall not be less than 24 months or greater than 36 months.

     Section 2.06  Intent of the Parties.  Except as provided in and subject to
                   ---------------------
Section 10.14, it is the intention of the parties to this Agreement that the
-------------
conveyance of Seller's right, title and interest in and to the Lease Contracts pursuant to this Agreement shall constitute a purchase and sale and not a loan. If, notwithstanding the foregoing, the conveyance of the Lease Contracts to Trustee for the benefit of the Certificateholders is characterized by any third party as a pledge, the parties intend that Seller shall be deemed hereunder to have granted to Trustee, for the benefit of the Certificateholders, a first priority perfected security interest in all of Seller's right, title and interest in, to and under the Lease Contracts, Equipment and other rights, titles and interests covered by the Sale Assignments and all monies due or to become due with respect thereto after the Cut-Off Date, and all proceeds of any of the foregoing and that this Agreement shall constitute a security agreement under applicable law.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser and Bond Insurer as follows:

     Section 3.01  Regarding Seller.
                   ----------------

     (a) Seller was incorporated on January 25, 1995 and has transacted no business prior to the Initial Closing Date other than in preparation for the issuance of the Certificates and otherwise as permitted by its organizational documents.

     (b) The representations and warranties made by Seller in the Equipment and Lease Purchase Agreement, the Insurance Agreement and the Pooling and Servicing Agreement are true and correct.

     (c) The chief executive office and principal place of business of Seller is located in Bergen County, New Jersey.

     (d) There is no order or action pending, or, to the best knowledge of Seller, threatened, against Seller that has or if determined adversely might reasonably be expected to have (x) a material adverse effect on Seller's ability to perform its obligations under the Principal Agreements or any aspect of the transactions contemplated thereby, or (y) a material adverse effect on the Lease Contracts and other rights and interests to be assigned to Trustee for the benefit of the Certificateholders and Bond Insurer under the terms of this Agreement and the Pooling and Servicing Agreement.

     Section 3.02  Regarding the Trust Assets.  As of each Subsequent Closing
                   --------------------------
Date:

     (a) There is no restriction or limitation in any of the Lease Contracts or otherwise on the assignment or sale of the Lease Contracts and Equipment to Seller pursuant to the terms of the Equipment and Lease Purchase Agreement or on the assignment of the Lease Contracts and other rights and interests to Trustee pursuant to the terms of this Agreement and the Pooling and Servicing Agreement.

     (b) Seller owns, or will own immediately prior to the assignment of such Lease Contract to Trustee hereunder, the Equipment covered by each Lease Contract (except for any computer software included therein, for which Seller's interest is limited to a non-exclusive, transferable license) or has, or will have immediately prior to the assignment of such Lease Contract to the Trustee hereunder, a first priority perfected security interest in such Equipment.

     (c) With respect to each Lease Contract, only one original executed copy of such Lease Contract exists and such original has been delivered to the Trustee along with the related Lease File.

     (d) Each Lease Contract is genuine and in full force and effect in accordance with its terms, and nothing has occurred or failed to be performed which would or might permit any Lessee to terminate such Lease Contract or suspend or reduce any payments or obligations due or to become due in respect of such Lease Contract by reason of default by the lessor party under such Lease Contract. No Lessee in respect of a Lease Contract is the subject of a bankruptcy, insolvency or other similar proceeding.

     (e) There does not exist any default or delinquency in the payment of any Scheduled Payments due under any Lease Contract in excess of 30 days and there does not exist any other material default, breach, violation or event permitting acceleration, termination or repossession under any Lease Contract or any event which, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease Contract. Seller has no reason to believe that the Scheduled Payments under any Lease Contract will not be timely and fully paid.

     (f) All requirements of any federal, state or local law, rule or regulation, including without limitation, usury laws and any other applicable consumer credit, equal opportunity and disclosure laws, if any, applicable to each Lease Contract (including the origination, acquisition and servicing thereof) have been complied with in all material respects, and no party to any Lease Contract is in violation of any such law, rule or regulation. No Lease Contract violates any other agreement between Seller or any of its Affiliates and the Lessee thereunder.

     (g)  Each Lease Contract has the following characteristics:

          (i) such Lease Contract was originated in the United States, Canada or Puerto Rico and the Scheduled Payments thereunder are payable in U.S. dollars by a Lessee domiciled in the United States, Canada or Puerto Rico;

          (ii)   [Intentionally Omitted];

          (iii) no Lessee in respect of such Lease Contract is an Affiliate of Seller or Rockford;

          (iv) the Lessee under such Lease Contract has unconditionally accepted the Equipment covered by such Lease Contract;

          (v) Scheduled Payments due under such Lease Contract on and after the Cut-Off Date are payable into the Lockbox Account;

          (vi) the Lessee under such Lease Contract does not have any contractual right to prepay the Scheduled Payments due under such Lease Contract;

          (vii) such Lease Contract is an Eligible Lease Contract and complies with all applicable laws, rules and regulations for the purposes for which the Equipment covered thereby is permitted to be used thereunder; and

          (viii) such Lease Contract constitutes "chattel paper" under the UCC.

     (h) Each Lease Contract is in full force and effect and constitutes the legal, valid, binding and legally enforceable obligation of the parties thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency and other similar laws affecting creditors' rights in general and the availability of equitable remedies).

     (i)  Each item of Equipment is subject to a Lease Contract.

     (j) Other than financing statements or similar statements or instruments of registration under the law of any jurisdiction on file or registered in any public office covering any interest of any kind in the Lease Contracts or Equipment which (i) are to be terminated, released or assigned to Trustee on or prior to the Closing Date hereunder, or (ii) are to be filed pursuant to this Agreement or the Pooling and Servicing Agreement, there are no such statements or instruments on file.

     (k) Except as permitted by the following proviso, each Lease Contract is a lease contract having predetermined fixed rental payments due on a regular basis (without regard to any guaranteed purchase options of the respective Lessee), that are not subject to change based upon a fluctuating index or reference rate; provided, however, that: (i) not more than 15% of the Aggregate Discounted
--------  -------
Lease Contract Balance may be Deferred Leases; (ii) not more than 10% of the Aggregate Discounted Lease Contract Balance may be Step Leases under which the Lessee is not required to begin to make equal Scheduled Payments thereunder until the thirteenth (13th) month immediately following the commencement date thereof; (iii) not more than 50% of the Aggregate Discounted Lease Contract Balance may be Deferred Leases and Step Leases; (iv) with respect to the Lease Contracts relating to any particular increase in the outstanding principal balance of the Class A Certificates, (A) the Aggregate Discounted Lease Contract Balance of all Deferred Leases relating to such increase may not exceed 20% of the Aggregate Discounted Lease Contract Balance of all Lease Contracts relating to such increase, and (B) the Aggregate Discounted Lease Contract Balance of all Step Leases relating to such increase may not exceed 30% of the Aggregate Discounted Lease Contract Balance of all Lease Contracts relating to such increase; and (vi) not less than 80% of the Aggregate Discounted Lease Contract Balance shall consist of Lease Contracts under which at least one Scheduled Payment (including, without limitation, any advance rental payment or other initial up-front payment, or any billed payment) has been made under such Lease Contract, in an amount equal to the first "non-zero" payment thereunder.

     (l) The Lessee under each Lease Contract is personally liable for the payment and performance of its obligations in respect of such Lease Contract. Pursuant to the terms of each Lease Contract, as of the Cut-Off Date the Lessee under each Lease Contract will be absolutely required to make to Trustee all payments (including, without limitation, all Scheduled Payments under such Lease Contract in respect of periods on and after the Cut-Off Date) and perform all obligations under such Lease Contract without abatement, deferment or defense of any kind or for any reason. No Lease Contract is subject to any right of claim, rescission, set-off, counterclaim, recoupment, abatement or defense, including (without limitation) any defense of usury, nor will the operation of any of the terms of any Lease Contract or the exercise of any right or remedy thereunder render such Lease Contract or the obligations thereunder unenforceable, or subject the same to any right of claim, rescission, set-off, counterclaim, abatement or defense. No Lessee has asserted any such right of claim, rescission, set-off, counterclaim, abatement or defense to its obligations under its Lease Contract.

     (m) None of the Lease Contracts have been modified, amended or extended at any time (in the manner of an extension in the maturity date, a change in the amount or time of payment of any installment of rent or otherwise), no indulgences or waivers have been granted in respect of the obligations or any portion thereof of any Lessee under any Lease Contract, and none of Seller, Rockford or any Affiliate of either such party has advanced any monies on behalf of or to cure any breach or default by any Lessee.

     (n) Each Lease Contract requires the Lessee thereunder at its own cost and expense to maintain the Equipment leased thereunder in good repair, condition and working order during the term of such Lease Contract, and to the best of Seller's knowledge each Lessee is currently in compliance with such requirement.

     (o) Each Lease Contract requires the Lessee thereunder to promptly pay all fees, taxes (except income taxes), and other charges or liabilities arising with respect to the Equipment leased thereunder or the use thereof, to keep the Equipment free and clear of any and all liens, security interests and other encumbrances, to hold harmless the lessor thereunder and its successors and assigns against the imposition of any such fees, charges, liabilities and encumbrances, to bear all risk of loss associated with the Equipment covered by or securing the obligations under such Lease Contract during the term of such Lease Contract and to maintain at the cost of the Lessee public liability and casualty insurance in respect of such Equipment covered by such Lease Contract.

     (p) Each Lease Contract prohibits without the lessor's prior written consent any relocation of the Equipment covered by such Lease Contract and requires the Lessee thereunder to execute such agreements and documents (including without limitation any UCC-1 financing statements or amendments thereto) as may reasonably be requested by the lessor in connection with any such relocation.

     (q) Each of the Lease Contracts is freely assignable and none of the Lease Contracts (or any other agreement between Rockford and any Lessee) requires the consent or approval of any Lessee with respect to the sale, assignment and transfer by Rockford or Seller of their respective right, title and interest in and to such Lease Contracts and the Equipment covered thereby and Seller's grant of a security interest in the Equipment.

     (r) All federal, state and local sales, use, property and other similar taxes and assessments (and any fines, fees, penalties and interest thereon and other related liabilities) in respect to the Lease Contracts, any Equipment covered by or securing the obligations under the Lease Contracts, or any payments on the Lease Contracts, that have become due and payable have been paid to every applicable Governmental Authority.

     (s) As to each Lease Contract in respect of Equipment with an original value in excess of $50,000, the interest of Seller in respect of such Equipment covered by or securing the obligations under such Lease Contract has been duly perfected by the filing or recording in applicable jurisdictions of UCC financing statements or other documents sufficient to perfect Seller's interest in such Equipment. As to each Lease Contract in respect of a Vehicle or Vehicles, the interest of Seller in respect of such Vehicle or Vehicles has been duly perfected through delivery of vehicle lien applications necessary to protect its security interest in a Vehicle or Vehicles naming Trustee as first lienholder with respect to each Vehicle. All Equipment is located within the United States, Canada or Puerto Rico.

     (t) Each Lease Contract involves the lease of tangible personal property owned by Seller or the loan of money secured by a security interest in tangible personal property owned by the Lessee thereunder, except in the case of any computer software included therein, for which Seller's interest is limited to a non-exclusive, transferable license.

     (u) All filings and recordings required to perfect the title of Trustee to the Lease Contracts and Lease Receivables and Trustee's security interest in the Equipment (subject to Section 2.01(d) of the Pooling and Servicing Agreement)
                      ---------------
have been, or by the applicable Closing Date will be, accomplished and are, or within 10 days after the applicable Closing Date will be, in full force and effect.

     (v) The Scheduled Payments due under the Lease Contracts covered by this Agreement, if paid in accordance with the Lease Schedule, are in an amount adequate to pay the original principal balance of the Class A Certificates and Class B Certificates issued or to be issued under the Pooling and Servicing Agreement in connection with this Agreement and interest thereon at the respective interest rates set forth in such Certificates, the Back-up Servicer Fee, the Trustee Fee and the Servicing Fee applicable to such Lease Contracts.

     (w) Each Lease Contract was originated or acquired by Rockford in the ordinary course of its business and at the time of such origination or acquisition satisfied Rockford's origination criteria for equipment leases of the type of the Lease Contracts (including, without limitation, credit, type of equipment, gross receivable limitation and other criteria as set forth on Exhibit "A").
-----------

     (x) Each Lease Contract requires that the Equipment covered thereby be insured as of the Closing Date against loss by fire and such other hazards as are customary for personal property of the same or similar type, such insurance being in an amount not less than the full replacement value of such Equipment subject to customary deductions. On the related Closing Date Seller shall provide a certificate of insurance that each item of Equipment is currently insured for such loss or damage under the Servicer's blanket fire and extended coverage insurance policy and naming Seller and

Trustee as loss payee, as their respective interests may appear; provided,
                                                                 --------
however, that no such certificate need be provided with respect to Lease
-------
Contracts for which the aggregate original cost of the Equipment covered by such Lease Contracts does not exceed $75,000. Each Lease Contract requires the Lessee to obtain and maintain public liability insurance satisfactory to Rockford, covering both personal injury and property damage arising out of or in connection with the use or operation of the related Equipment, and to name Rockford or its assignee as an additional insured on such policy.

     (y) The sale, transfer and conveyance by Seller of the Lease Contracts and the security interests of Seller in the related Equipment to Trustee are not a "bulk transfer" within the meaning of Article 6 of the UCC as in effect in any applicable jurisdiction.

     (z) Seller has not received any notice challenging its ownership or the priority of its security interest in the Equipment covered by any Lease Contract, and there are no proceedings pending before any court or Governmental Authority or threatened by any Lessee or other party, (i) asserting the invalidity of any Lease Contract, (ii) seeking to prevent payment and performance by any Lessee of any Lease Contract or any other agreement between such Lessee and Seller or Rockford, or (iii) seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease Contract.

     (aa) As to each Lease Contract, there are no agreements or understandings between Seller or Rockford, on the one hand, and the Lessee, on the other hand, in respect of such Lease Contract or otherwise binding on Seller or Rockford other than as expressly set forth in the written instruments contained in the Lease Files.

     (bb) None of the Lessees is a Governmental Authority.

     (cc) The Lease Schedule contains a statement of the amount and number of Scheduled Payments payable by each Lessee under each Lease Contract for periods on and after the Cut-Off Date applicable to such Lease Contract together with certain other information as reflected thereon. The information set forth in the Lease Schedule is true, complete and correct in all respects.

     (dd) To the best knowledge of Seller, the historical delinquency and loss information set forth in Exhibit "H" is true and correct.
                         -----------

     (ee) Seller has good and legal title to each of the Lease Contracts and Equipment (except for any computer software included therein, for which Seller's interest is limited to a non-exclusive transferable license) and a first priority security interest in the Equipment, in all cases free and clear of any encumbrances and adverse claims, except for the rights of the Lessees in and to the Equipment that are expressed in and under the Lease Contracts. On or prior to each Closing Date, Seller shall deliver the Lease Contracts to Trustee and grant or assign a security interest in the Equipment to Trustee, in each case free and clear of any encumbrances and adverse claims (other than the rights described in the exception in the immediately preceding sentence), and neither Rockford nor Seller has received any notice of conflict with respect thereto that asserts the rights of others.

     (ff) None of Rockford, Seller or any of their Affiliates is a party to any contract for the servicing of the Lease Contracts or related Equipment, other than the Pooling and Servicing Agreement.

     (gg) Seller is not a party to any contract to sell or otherwise transfer any of the Lease Contracts or Equipment, other than the Principal Agreements and any purchase option rights granted to Lessees under the terms of their respective Lease Contracts as to the Equipment covered by such Lease Contract.

     (hh) Neither Rockford nor Seller has given any power of attorney (irrevocable or otherwise) to any Person for any purpose relating to the Lease Contracts or the Equipment, except for any power of attorney granted to any service entity that files UCC financing statements on Rockford's or Seller's behalf.

     (ii) Each Lease Contract, when assigned to Trustee, for the benefit of the Certificateholders and Bond Insurer, and included in the corpus of the Trust shall have been validly assigned and delivered to Trustee, for the benefit of the Certificateholders and Bond Insurer, by Seller (who immediately prior to such assignment shall own full legal and equitable title to each Lease Contract). Upon delivery to Trustee, for the benefit of the Certificateholders and Bond Insurer, of the Lease Files, and execution and delivery of Sale Assignments of all of the Lease Contracts by Seller in favor of Trustee, for the benefit of the Certificateholders and Bond Insurer, all of Seller's right, title and interest in and to the Lease Contracts shall be validly and effectively transferred to the Trust.

     (jj) Seller is not selling the Lease Contracts with actual intent to hinder, delay or defraud any entity to which it is or will hereafter become indebted, is not insolvent on the Closing Date and will not become insolvent as a result of such sale, is not engaged in a business or transaction, or about to engage in a business or a transaction, for which any property remaining with Seller is an unreasonably small capital, and does not intend to incur, and does not believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

     (kk) Each Lease Contract constitutes an "eligible account" within the meaning of Rule 3a-7(b)(1) under the Investment Company Act.

     (ll) No Lease Contract is or has at any time been a Defaulted Lease or is then a Delinquent Lease.

     (mm) No Lease Contract has a Final Scheduled Payment that is more than 10% of the original cost of the Equipment covered by such Lease Contract; provided,
                                                                      --------
however, that (i) up to 10% of the aggregate Lease Contract Balance of all Lease
-------
Contracts having an original scheduled term of 24 months and constituting part of the Trust Assets may provide for a Final Scheduled Payment not to exceed 20% of the original cost of the Equipment covered by such Lease Contracts, and (ii) up to 10% of the aggregate Lease Contract Balance of all Lease Contracts having an original scheduled term of 36 months and constituting part of the Trust Assets may provide for a Final Scheduled Payment not to exceed 15% of the original cost of the Equipment covered by such Lease Contracts; provided,
                                                                --------
further, however, that at all times the weighted average of the Final Scheduled
-------  -------
Payments of all Lease Contracts constituting part of the Trust Assets shall not exceed 10% of the original cost of the Equipment covered by all Lease Contracts then constituting part of the Trust Assets.

     (nn) The Discounted Lease Contract Balance of each Lease Contract: (i) when added to the aggregate of the Discounted Lease Contract Balances of all other Lease Contracts having the same Lessee as such Lease Contract and then constituting part of the Trust Assets, does not exceed the lesser of (A) $400,000 or (B) 1% of the Aggregate Discounted Lease Contract Balance; (ii) when added to the aggregate of the Discounted Lease Contract Balances of all other Lease Contracts then constituting part of the Trust Assets, would not cause the aggregate of the Discounted Lease Contract Balances of all Lease Contracts with Lessees then having the ten (10) largest Discounted Lease Contract Balances to exceed 3.5% of the Aggregate Discounted Lease Contract Balance; (iii) when added to the aggregate of the Discounted Lease Contract Balances of all other Lease Contracts then constituting part of the Trust Assets, would not cause the aggregate of the Discounted Lease Contract Balances of all Lease Contracts with Lessees then having the five (5) largest Discounted Lease Contract Balances, to exceed 2.0% of the Aggregate Discounted Lease Contract Balance; and (iv) when added to the aggregate of the Discounted Lease Contract Balances of all other Lease Contracts then constituting part of the Trust Assets, would not cause the average of the Discounted Lease Contract Balances of all Lease Contracts then constituting part of the Trust Assets to exceed $35,000.

     (oo) Each Lease Contract has a remaining term that is not less than 12 months and an original term of not greater than 84 months; provided, however,
                                                           --------  -------
that (i) the aggregate of the Lease Contract Balances of all Lease Contracts having a remaining term greater than 72 months and then constituting part of the Trust Assets does not exceed 5% of the aggregate of the Lease Contract Balances of all Lease Contracts then constituting part of the Trust Assets, (ii) if any such Lease Contract is included in the Trust Asset, it would not cause the weighted average life of all of the Lease Contracts then constituting part of the Trust Assets to exceed 30 months, and (iii) if any such Lease Contract has a remaining term over 61 months, such Lease Contract provides for equal Scheduled Payments beginning no more than six months after the commencement date thereof, notwithstanding anything to the contrary contained in
Section 3.02(k); and provided, further, however, that a Lease Contract may have
---------------      --------  -------  -------
a remaining term of less than 12 months but not less than 6 months, provided
                                                                    --------
that the aggregate of the Lease Contract Balances of all Lease Contracts having a remaining term of less than 12 months but not less than 6 months and then constituting part of the Trust Assets does not exceed 5% of the aggregate of the Lease Contract Balances of all Lease Contracts then constituting part of the Trust Assets.

     (pp) Each Lease Contract covers the leasing of Equipment to be used in the Lessee's profession, trade or business; provided, however, that the Aggregate
                                        --------  -------
Discounted Lease Contract Balance of the Lease Contracts with respect to which the related Equipment is non-medical Equipment (i.e., commercial or industrial) does not exceed 35% of the Aggregate Discounted Lease Contract Balance of all Leases constituting part of the Trust assets.

     (qq) Each Lease Contract meets the criteria for an "A Credit Lease" as set forth in Exhibit "A".
         -----------

     (rr) No Lease Contract will have been selected on any basis which would cause such Lease Contract to be more likely to default than Lease Contracts in Seller's portfolio generally.

     (ss) No Lease Contract covers the leasing of Equipment to be used in the transportation, storage or disposal of hazardous waste.

     (tt) After the transfer of the Lease Receivable with respect to any Lease Contract to the Trust (and based upon the Discounted Lease Contract Balances):
(i) the Lessees with respect to Equipment located in any single State will be obligated under Lease Contracts accounting for no more than 10% of the Aggregate Discounted Lease Contract Balance; provided, however, that that Lessees with
                                   --------  -------
respect to Equipment located in the States of California, New York, Florida or New Jersey, respectively, may in each case be obligated with respect to Lease Contracts accounting for no more than 25%, 20%, 15% and 15%, respectively, of the Aggregate Discounted Lease Contract Balance; (ii) Lease Contracts with respect to Equipment which consists of computer hardware, software or peripherals will account for no more than 30% of the Aggregate Discounted Lease Contract Balance; and (iii) Lease Contracts with respect to Equipment sold by any one vendor will account for no more than 10% of the Aggregate Discounted Lease Contract Balance.

     (uu) The Lessee under such Lease Contract shall not be liable under Lease Contracts having more than 1% of the Aggregate Discounted Lease Contract Balance of all Lease Contracts.

     Section 3.03   Other Representations.
                    ---------------------

     (a) Seller and persons acting on its behalf have offered Class A Certificates and Class B Certificates to, or solicited offers to buy Class A Certificates and Class B Certificates from, or otherwise approached or negotiated with respect thereto with no prospective purchasers other than Purchaser. Seller has not sold, offered to sell or solicited any offer to buy, and agrees that it shall not sell, offer to sell, or solicit any offer to buy, directly or indirectly, the Certificates or any similar securities in a manner which would render the issuance or sale of the Certificates pursuant to the Principal Agreements a violation of Section 5 of the Securities Act, require registration of the Trust created by the Pooling and Servicing Agreement under the Investment Company Act, or require qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939 as presently in effect (the "1939 Act"), nor has Seller authorized, nor shall it authorize, any person
      --------
to act in such manner.

     (b) The written information supplied by Seller or Rockford to Purchaser or Bond Insurer in connection with the transactions contemplated by the Principal Agreements did not contain any untrue statement of a material fact or omit to state any material fact required to be stated in order to make such information not misleading.

     (c) No tax, assessment or other governmental charge will become payable by Purchaser or the Trust as a result of (i) the sale, assignment and transfer to the Trust of the Lease Contracts pursuant to the Principal Agreements or (ii) the sale of the Certificates to Purchaser as contemplated hereby (other than taxes imposed with respect to the exchange of the Existing Certificates for new Certificates, or otherwise upon or measured by Purchaser's or the Trust's gross or net income, franchise taxes or tax with respect to the ownership of the Certificates or the Trust Assets. Neither the ownership of the Certificates nor the transfer of the Lease Contracts or any other assets to the Trust shall, in and of itself, result in Purchaser becoming subject to taxation or in its being deemed to be doing business in any jurisdiction in which any Lessee is located.

     (d) Neither Seller nor Rockford nor any of their respective officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions to any person in connection with the offering, issuance or sale of the Certificates except for any fees payable to Purchaser or any Affiliate thereof.

     Section 3.04   Reconfirmation.  Seller agrees that its participation in the
                    --------------
transactions contemplated herein and in the Equipment and Lease Purchase Agreement on each Closing Date shall constitute, without further act, a confirmation that each of its respective representations and warranties contained herein are true and correct on and as of such Closing Date as though made on and as of such Closing Date (except that the representations and warranties under Section 3.02 shall apply only to the Lease Contracts conveyed
                 ------------
on such Closing Date and the Equipment covered thereby).

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ROCKFORD

     Section 4.01   Representations and Warranties.  Rockford hereby represents
                    ------------------------------
and warrants to Purchaser and the Controlling Party as follows:

     (a) There has been no change in the business, operations, financial condition, properties, prospects or assets of Rockford since June 30, 1997 which would have a material adverse effect on its ability to perform its obligations under the Principal Agreements.

     (b) The representations and warranties made by Rockford in the Pooling and Servicing Agreement and in Sections 3.01 and 3.03 of the Equipment and Lease
                           ----------------------
Purchase Agreement are true and correct in all material respects. The representations and warranties made by Rockford in Section 3.02 of the Equipment
                                                   ------------
and Lease Purchase Agreement are true and correct in all material respects.

     (c) Rockford and any Affiliates of Rockford who will be servicing any Lease Contracts pursuant to the Pooling and Servicing Agreement are qualified to do business, are in good standing and have obtained all necessary licenses and permits in all jurisdictions in which the conduct of their respective businesses or their activities in originating or servicing the Lease Contracts require such qualification or such licenses or permits, except where the failure to so qualify or to hold such licenses or permits would not have a material adverse effect on the transactions contemplated by the Principal Agreements or the Certificates.

     (d) Rockford is the beneficial owner of 100% of the shares of the voting and capital stock of Seller, subject to no claims, liens, encumbrances or interests of any kind of any person.

     (e)  The representations and warranties of Seller under Section 7.01 of the
                                                             ------------
Pooling and Servicing Agreement and under Section 3.02(dd) of this Agreement are
                                          ----------------
true and correct.

     (f) Rockford has the corporate power and authority to execute and deliver the Principal Agreements and to carry out its terms; and the execution, delivery and performance of the Principal Agreements have been duly authorized by Rockford by all necessary corporate action.

     (g) The consummation of the transactions contemplated by and the fulfillment of the terms of the Principal Agreements will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, or require any consent or approval under (as applicable) the certificate of incorporation or bylaws of Rockford or any material term of any material indenture, agreement, mortgage, deed of trust or other instrument to which Rockford is a party or by which it is bound, or result in the creation or imposition of any material Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or violate any law or any order, rule or regulation applicable to Rockford of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Rockford or any of its properties which would have a material adverse effect on the ability of Rockford to comply with the terms of the Principal Agreements.

     (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over Rockford or any of its properties or assets is required to be obtained by or with respect to Rockford in connection with the execution, delivery and performance by Rockford of the Principal Agreements and the consummation of the transactions contemplated hereby and thereby.

     (i) The Principal Agreements have been duly and validly authorized, executed and delivered by Rockford and constitutes a valid and legally binding obligation of Rockford, enforceable against Rockford in accordance with its terms as such enforceability is subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and the availability of equitable remedies.

     (k) There are no proceedings or investigations pending, or, to the knowledge of Rockford, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of any of the Principal Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Principal Agreements or (iii) seeking any determination or ruling that might materially and adversely affect the performance by Rockford of its obligations under, or the validity or enforceability, of any of the Principal Agreements.

     Section 4.02   Reconfirmation.  Rockford agrees that its participation in
                    --------------
the transactions contemplated herein and in the Equipment and Lease Purchase Agreement on each Closing Date shall constitute, without further act, a confirmation that each of its respective representations and warranties contained herein are true and correct on and as of such Closing Date as though made on and as of such Closing Date.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Section 5.01   Generally. Purchaser represents and warrants to Seller that:
                    ---------

     (a) Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms. This Agreement has been duly authorized, executed and delivered by Purchaser, and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the availability of equitable remedies.

     (b) Purchaser is an "accredited investor" within the meaning of Rule 501 of the Securities Act.

     (c) The Certificates to be purchased on each Subsequent Closing Date will be, purchased by Purchaser hereunder for Purchaser's account for investment, and not with a view to the resale thereof, it being understood, however, that the disposition of Purchaser's property shall at all times be within Purchaser's control.


                                  ARTICLE VI

                       COVENANTS OF SELLER AND ROCKFORD

     Section 6.01   Generally.  So long as any Certificate shall be outstanding:
                    ---------

     (a) Seller shall cause Trustee to make all distributions on or with respect to such Certificates to Purchaser to the extent of the funds available in the applicable Accounts pursuant to the instructions attached hereto as Exhibit "I", together with sufficient information (including interest rate,
------------
designation of Certificate and the issuer thereof, total payment and principal and interest portions of such payment) to identify the source of such payment including the nominee names in which the Certificate may be held. While Purchaser has the right, at any time, to change the location of the account to which payments on the Certificates should be made by giving written notice of such change to Trustee, Purchaser represents to Trustee that it has no present intention of changing such account location.

     (b) Each of Seller and Rockford shall deliver to Purchaser and the Controlling Party their consolidated audited annual financial statements and unaudited quarterly financial statements (prepared for the first three quarters of each fiscal year on a quarterly basis in the ordinary course of business), within a reasonable time after such statements have been prepared in final form and in any event within 45 days after the end of the period covered by such statement in the case of a quarterly statement, or within 90 days after the end of the period covered by such statement in the case of an annual statement.

     (c)  Rockford shall not, prior to the termination of the Trust pursuant to
Section 11.01 of the Pooling and Servicing Agreement, sell, assign, mortgage,
-------------
hypothecate, transfer, pledge, create a security interest in or lien on, encumber, give, place in trust (voting or other) or otherwise dispose of any or all of or any rights or entitlement deriving from the voting or capital stock of Seller, or agree to do any of the foregoing, without the prior written consent of Purchaser and the Controlling Party, which may be given or withheld at their sole discretion.

     (d) Rockford shall maintain its corporate existence and good standing and shall cause Seller to maintain its corporate existence and good standing, and Rockford shall not, nor shall it cause or permit Seller to, prior to the termination of the Trust pursuant to Section 11.01 of the Pooling and Servicing
                                     -------------
Agreement, amend Seller's corporate charter, liquidate or dissolve or, except in compliance with the Pooling and Servicing Agreement, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person without the prior written consent of Purchaser and the Controlling Party, which may be given or withheld in their sole discretion.

     (e) Seller shall not offer or sell any Certificates or any other interests of any kind in the Trust to any Person other than Purchaser.

     (f) Seller and Rockford shall comply with the terms of the Equipment and Lease Purchase Agreement in all material respects, and, in the event that Rockford shall fail so to comply, Seller agrees that it shall enforce the Equipment and Lease Purchase Agreement against Rockford to the fullest extent permitted therein and by applicable law.

     (g)  Rockford shall cause Seller to comply with the provisions of Sections
                                                                       --------
8.01(c) and 8.03 of the Pooling and Servicing Agreement.
----------------

     (h) As long as no default in payment on the part of any Lessee exists under any Lease Contract, Seller will do nothing to disturb or impair such Lessee's use and quiet enjoyment of the Equipment.

     (i) Seller will not amend its Certificate of Incorporation or Bylaws in any manner without the approval of the Controlling Party.

     (j) Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Lease Contracts or to permit performance of Seller's duties under the Principal Agreements. Seller shall not merge or consolidate with or sell or transfer all or substantially all of its property to any other Person.

     (k) Seller and Rockford will not amend or terminate the Equipment and Lease Purchase Agreement or any Lease Contract, or waive any rights or obligations of any party under such agreements.

     (l) Seller and Rockford will cause all Collections with respect to the Trust Assets to be paid directly the Lockbox Account and agree to hold in trust and promptly pay to the Servicer all amounts received by Seller or Rockford in respect of the Trust Assets.

     (m) Seller and Rockford will each comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Lease Contracts or any part thereof; provided,
                                                                 --------
however, that Seller or Rockford may contest any act, regulation, order, decree
-------
or direction in any reasonable manner which shall not materially and adversely affect the rights of Trustee, Certificateholders or Bond Insurer (for the benefit of the Certificateholders and Bond Insurer) in the Lease Receivables and the Lease Contracts and the related Equipment. Each of Seller and Rockford will comply, in all material respects, with all requirements of law applicable to each such party.

     (n) Each of Seller and Rockford will not, without providing at least 30 days notice to the Trustee and the Controlling Party and without filing such amendments to any previously filed financing statements as the Trustee or the Controlling Party may require or as may be required in order to maintain the Trustee's perfected security interest in the Trust Assets (a) change the location of its principal executive office, or (b) change its name, identity or company structure in any manner which would make any financing statement or continuation statement filed by Seller or Rockford in accordance with the Pooling and Servicing Agreement or this Agreement seriously misleading within the meaning of Article 9-402(7) of any applicable enactment of the UCC.

     (o) At any time and from time to time upon reasonable notice during regular business hours, permit Purchaser or the Controlling Party or any of their agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Seller or Rockford relating to the Lease Receivables, including, without limitation the related Lease Contracts and other agreements, and (B) to visit the offices and properties of Seller and Rockford for the purpose of examining such materials described above, and to discuss matters relating to Lease Receivables or Rockford's or Seller's performance hereunder with any of the officers or employees of Seller or Rockford having knowledge of such matters and from time to time permit Independent Public Accountants or other auditors acceptable to Purchaser and the Controlling Party to conduct a review of Seller's and Rockford's books and records relating to the Lease Receivables and the systems relating thereto.

     (p) Seller shall notify Purchaser and the Controlling Party of any change to the terms of the Lockbox Account or any payment instructions given to any Lessee.

     (q) Rockford shall not make any material change in its credit and collection policy or the Servicing Procedures and shall comply with such credit and collection policy and the Servicing Procedures including, without limitation, the filing of appropriate financing statements against the Equipment under each Lease Contract.

     (r) Seller and Rockford shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Lease Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Lease Receivables.

     (t) Seller and Rockford shall deliver notice to Purchaser and the Controlling Party of any Servicer Default within two (2 ) days after such party's knowledge thereof.

     (u) Within 30 days after each Subsequent Closing Date, Seller shall deliver to Trustee, the Controlling Party and Purchaser file-stamped copies of all UCC-1 financing statements (with any applicable Lease Schedules annexed as exhibits thereto) and UCC-3 assignments described in Exhibit F" or other
                                                     ----------
instruments necessary to perfect the first priority ownership or security interests granted and assigned by Seller under the Principal Agreements and Sale Assignments to Trustee for the benefit of the Certificateholders and Bond Insurer in the Lease Contracts, Equipment and other rights, titles and interests referred to hereunder (other than UCC-1 financing statements naming the Lessees under the Lease Contracts as debtors) to be filed or recorded in all such appropriate places as are required to protect the Trust's interest in the Lease Contracts, Equipment and such other rights, titles and interests.

     (v) Seller shall promptly deliver to Purchaser and the Controlling Party copies of all reports and registration statements filed by Seller or any Affiliate of Seller with the Securities and Exchange Commission.


                                  ARTICLE VII

                             REPURCHASE OBLIGATION

     Section 7.01   Repurchase Upon Breach of Certain Representations and
                    -----------------------------------------------------
Warranties.
----------

     (a)  The representations and warranties of Seller set forth in Section 3.02
                                                                    ------------
with respect to each Lease Contract and related Equipment shall continue so long as such Lease Contract remains outstanding. Upon discovery by Seller, Rockford, the Controlling Party or Trustee that any of such representations or warranties with respect to any Lease Contract and related Equipment were incorrect as of the time made, the party making such discovery shall give prompt notice to the other parties hereto and the Controlling Party. In the event any breach of a representation or warranty with respect to any Lease Contract and related Equipment materially and adversely affects the interest of the Certificateholders or Bond Insurer in such Lease Contract and related Equipment or the value of such Lease Contract and related Equipment, as determined by Rockford, Purchaser, Bond Insurer or the Majority Certificateholders and set forth in an Officer's Certificate, Seller shall eliminate or cure the circumstance or condition causing the defect within 30 days (or such longer period as Trustee may in its discretion consent to) after the discovery thereof or repurchase such Lease Contract and the security interest in the Equipment covered by such Lease Contract. In addition, in the event that (i) the Lessee under any Lease Contract constituting part of the Trust Assets fails to pay the first billed Scheduled Payment within 30 days after it is due under such Lease Contract and (ii) such Lease Contract subsequently becomes a Defaulted Lease Contract, Seller shall repurchase such Lease Contract and the security interest in the Equipment covered by such Lease Contract on the immediately succeeding Payment Date. The price for any such repurchase shall be the Warranty Purchase Amount for the Lease Contract, and shall be deposited by Seller in cash in the Investment Account on the date of closing of such repurchase.

     (b) It is understood and agreed that the obligation of Seller to repurchase any Lease Contract as to which a breach by Seller under Section 3.02
                                                                   ------------
occurred and is continuing and to make the payments which may be required by this Section 7.01 shall, together with (but without duplication) the
     ------------
indemnification rights contained in the Principal Agreements, constitute the sole remedies against Seller respecting such breach available to Servicer, the Trust, the Certificateholders, Bond Insurer or Trustee on behalf of the Certificateholders and Bond Insurer.

     (c)  As used herein, the term "Warranty Purchase Amount" shall mean, with
                                    ------------------------
respect to a Lease Contract repurchased hereunder, the sum of (i) the Discounted Lease Contract Balance of such Lease Contract as of the most recent Payment Date (adjusted, however, to include the present value of any Scheduled Payments for which Servicer Advances have been made that Servicer in good faith believes it would have been able to recoup from subsequent Collections under the Lease Contract), together with interest, to the extent allowed by law, on such amount at the Discount Pool Rate for such Lease Contract through the date on which the repurchase of such Lease Contract occurs, plus (ii) the Prepayment Fee with
                                          ----
respect to such Lease Contract.

     Section 7.02   Release of Lease Contract. Upon notification from Seller and
                    -------------------------
confirmation by Trustee that the Warranty Purchase Amount for a Lease Contract has been deposited in the Investment Account, Trustee shall release to Seller the related Lease Files and shall execute and deliver such instruments of transfer or assignment of such Lease Contract and the security interest in the related Equipment, in each case without recourse, representation or warranty, as Seller shall reasonably request (as shall be prepared by and at the expense of Seller).


                                 ARTICLE VIII

                          GRANT OF SECURITY INTEREST

     Section 8.01   Grant of Security Interest.  To secure the performance of
                    --------------------------
Seller's obligations hereunder and in addition, in furtherance of the sale and transfer contemplated hereunder, Seller, pursuant to each Sale Assignment, assigns and grants to Trustee, for the benefit of the Certificateholders and Bond Insurer, a first priority lien and security interest in all right, title and interest of Seller in and to each item of Equipment subject to each Lease Contract and certain other collateral described therein.


                                  ARTICLE IX

                                   INDEMNITY

     Section 9.01   Indemnities.
                    -----------

     (a) Seller shall defend and hold harmless, and hereby indemnifies, Trustee (except to the extent the following result from the gross negligence or willful misconduct of Trustee), the Trust, Bond Insurer, Purchaser and the Certificateholders from and against any taxes that may at any time be asserted against Trustee, the Trust, Purchaser or the Certificateholders or their respective directors, officers, employees and agents, with respect to (i) the execution and delivery of the Principal Agreements, (ii) the issuance of the Certificates, (iii) the depositing of funds into the Cash Collateral Account, and (iv) the sale, transfer and assignment of Lease Contracts and other rights and interests to Trustee for the benefit of the Certificateholders, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to ownership of the Certificates or the Trust Assets, gross or net income or franchise taxes arising out of the transactions contemplated by the Principal Agreements), and reasonable out-of-pocket costs and expenses in defending against the same.

     (b) Seller shall defend and hold harmless, and hereby indemnifies, Trustee, Bond Insurer, the Trust, Purchaser and the Certificateholders, and their respective directors, officers, employees and agents, from and against any loss, liability or expense incurred by reason of (i) Seller's willful misfeasance, bad faith, or negligence in the performance of its duties under the Principal Agreements; (ii) any action taken or failed to be taken as required by the terms of the Principal Agreements or the Lease Contracts, by Seller in respect of any of the Lease Contracts or Equipment, (iii) the failure of Seller to sell the Class A Certificates and Class B Certificates designated in a Subsequent Closing Notice to Purchaser after delivery of such Subsequent Closing Notice, (iv) the commingling of the funds of the Trust with the funds of any other party, (v) failure to maintain insurance in accordance with Rockford's policies, or (vi) the failure of Seller or Rockford to pay any taxes when due.

     (c) Seller shall defend and hold harmless, and hereby indemnifies, Trustee, the Trust, Purchaser, Bond Insurer and the Certificateholders, from and against any and all loss, liability, damage, judgment, claim, deficiency or expense that arises out of or is based upon (i) a breach at any time by Seller of its representations, warranties and covenants contained in the Principal Agreements or the Lease Contracts, (ii) any information certified in any schedule or other writing delivered by Seller hereunder, being untrue in any respect when any such representation was made or schedule delivered, or (iii) any act or omission in respect of a Lease Contract or its related Equipment occurring prior to the Closing Date on which the Lease Contract became a Trust Asset; provided, however, that Seller shall not be so required to indemnify Trustee, the Trust, Purchaser and the Certificateholders for or on account of or arising from or in connection with any breach of a representation or warranty a remedy for the breach of which is provided in Article VII, except in respect of claims, demands
                               -----------
and causes of action of Lessees, Governmental Agencies, or other third parties

     (d) Seller shall also indemnify, defend and hold harmless Trustee, the Trust, Purchaser, Bond Insurer and the Certificateholders and their respective directors, officers, employees and agents, from and against any loss, liability or expense incurred by reason of the violation by any of such parties of federal or state securities laws in connection with the sale of the Certificates, to the extent such violation results from (i) any information furnished by or on behalf of Seller that in turn was furnished to the Certificateholders, or (ii) the failure of Seller to furnish to Purchaser any information known by any officer or agent of Seller and that was not otherwise known by any officer or agent of Purchaser or any of its Affiliates.

     (e) THE INDEMNITIES OF SELLER UNDER THIS SECTION 9.01 SHALL APPLY
                                              ------------
NOTWITHSTANDING THAT A CLAIM, DEMAND, LIABILITY, LOSS, COST OR EXPENSE IS ATTRIBUTABLE IN WHOLE OR IN PART TO THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

     (f) Indemnification under this Section 9.01 shall include reasonable out-
                                    ------------
of-pocket fees and expenses of counsel and expenses of litigation, shall survive the execution, delivery and performance of this Agreement regardless of any investigation made by the indemnified parties or any other Person, and shall also survive termination of the Trust or the repurchase of a Lease Contract. Payment of any amounts from the Seller under this Section 9.01 shall be solely
                                                  ------------
from amounts distributed to the Seller pursuant to

Section 4.08(b)(xv) of the Pooling and Servicing Agreement. If Seller shall have
-------------------
made any indemnity payments to Trustee, Purchaser, the Trust and the Certificateholders pursuant to this Section 9.01 and Trustee, Purchaser, the
                                    ------------
Trust and the Certificateholders thereafter shall collect any of such amounts from persons other than Seller, Trustee, Purchaser, the Trust or the Certificateholders, as the case may be, and shall promptly upon receipt thereof repay such amounts to Seller, without interest.


                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01  Expenses.  Whether or not the transactions contemplated by
                    --------
the Principal Agreements shall be consummated, Seller and Rockford shall pay and reimburse Purchaser and Bond Insurer for Purchaser's and Bond Insurer's cost and expenses incurred in connection with such transactions, including without limitation, (i) Purchaser's reasonable out-of-pocket cost and expenses incurred in preparing and reproducing the Principal Agreements and the Certificates, including attorneys' fees and expenses, (ii) the reasonable out-of-pocket cost of Purchaser's performance of and compliance with all agreements and conditions contained in the Principal Agreements to be performed or complied with by Purchaser (including collateral audit fees for up to one year (or thereafter, if a Servicer Default has occurred)) and (iii) Bond Insurer's actual out-of-pocket expenses, including attorneys' fees and expenses not to exceed $30,000 and audit fees. Payment of any amounts from the Seller under this Section 10.01
                                                                   -------------
shall be solely from amounts distributed to the Seller pursuant to Section
                                                                   -------
4.08(b)(xv) of the Pooling and Servicing Agreement.
-----------

     Section 10.02  Survival.  Each of the parties agrees that the
                    --------
representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other parties hereto, notwithstanding any investigation heretofore or hereafter made by any such other party or on its behalf, and that the representations, warranties and agreements made by each of the parties hereto herein or in any such certificate or other instrument shall survive the delivery and payment for the Certificates. The provisions of this Section 10.02
                                                                   -------------
shall survive any termination or cancellation of this Agreement.

     Section 10.03  [Intentionally Omitted.]
                     ---------------------

     Section 10.04  [Intentionally Omitted.]
                     ---------------------

     Section 10.05  Governing Law; Counterparts.  This Agreement is to be
                    ----------------------------
governed by, and interpreted, construed and enforced in accordance with, the internal law of the State of New York without regard to principles of conflicts of laws. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     Section 10.06  Amendments.  This Agreement or any term hereof may not be
                    ----------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto and with the prior written consent of the Controlling Party. Trustee shall promptly provide a copy of any amendment to this Agreement to each Rating Agency.

     Section 10.07  Headings.  The headings in this Agreement are for purposes
                    --------
of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 10.08  Notices.  All demands, notices, and communications under
                    -------
this Agreement shall be in writing and shall be deemed to have been duly given, made and received (a) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (b) when delivered by courier with appropriate evidence of receipt; or (c) upon transmission via facsimile transmission with appropriate evidence of receipt at the following address of the recipient: (i) in the case of Seller, at 10 Mountainview Road, Suite 103, South Wing, Upper Saddle River, New Jersey 07458, (ii) in the case of Rockford, at 1851 East First Street, Suite 600, Santa Ana, California 92705, (iii) in the case of Trustee, at the Corporate Trust Office, (iv) in the case of Purchaser, at c/o SunAmerica Life Insurance Company, 700 Louisiana, Suite 3905, Houston, Texas 77002, Attn:
Mr. Tom Denkler, and (v) in the case of Bond Insurer, at 885 Third Avenue, New York, New York 10022, Attention: Head of Exposure Management or Senior Risk Officer. Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10.08 for giving notice and by otherwise complying with any
     -------------
applicable terms of this Agreement.

     Section 10.09  Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders or Bond Insurer thereof.

     Section 10.10  Assignment.  This Agreement may not be assigned by Seller or
                    ----------
Rockford without the prior consent of the Majority Certificateholders and Bond Insurer. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding on, the parties hereto, and their successors and assigns.

     Section 10.11  Further Assurances.  Seller and Rockford agree to do and
                    ------------------
perform from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Trustee, the Controlling Party or Purchaser more fully to effect the purposes of this Agreement in a manner consistent with this Agreement, including, without limitation, the execution of any financing statements or continuation statements or other documents or instruments relating to the Trust Assets for filing under the provisions of the UCC or other relevant laws of any applicable jurisdiction.

     Section 10.12  No Waiver; Cumulative Remedies.  No failure to exercise and
                    ------------------------------
no delay in exercising, on the part of Trustee, Bond Insurer or the Certificateholders, any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 10.13  Third-Party Beneficiary.  Bond Insurer is an express third
                    -----------------------
party beneficiary of this Agreement and is entitled to enforce this Agreement as if it were a party hereto.

     Section 10.14  Intention of Parties.  This Agreement and the transactions
                    --------------------
contemplated by the Pooling and Servicing Agreement have been structured with the intention that they will be treated as a financing transaction (and not a sale of the Trust Assets by either Rockford or Seller) for tax purposes, including federal, state and local income and franchise taxes and any other tax imposed on or measured by income, and that the Certificates will be treated as indebtedness. Seller, Rockford and Purchaser agree to take no action inconsistent with the treatment of such transactions as a financing transaction and the Certificates as indebtedness for tax purposes. The function of Seller and the Trust is to provide for the segregation of the Trust Assets and to provide a mechanism for using such assets and the proceeds thereof for the payment of principal and interest on the Certificates. For tax purposes, Seller and the Trust serve merely as a nominee for Rockford. Except as expressly provided in this Agreement or in the Pooling and Servicing Agreement or the Equipment and Lease Purchase Agreement, neither Seller nor the Trust shall engage in any business or other activity.

     Section 10.15  Non-Petition Covenant.  Seller, Rockford, Bond Insurer,
                    ---------------------
Trustee and Purchaser each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the Certificates, it will not institute against, or join any other Person or entity in instituting against, the Trust, Seller or Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law.

     Section 10.16  Bond Insurer Default.  If a Bond Insurer Default occurs and
                    --------------------
is continuing, Bond Insurer's right to consent hereunder and to direct the Trustee shall be suspended until remedied and, during such suspension, in all provisions of this Agreement where Bond Insurer's consent or direction is required or permitted, the consent or direction of the Majority Certificateholders shall be required or permitted unless the terms of this Agreement require the consent or direction of a larger number of Holders.

     Section 10.17  Limited Recourse.  Purchaser agrees that Certificates shall
                    ----------------
be limited recourse obligations of Seller payable solely from Trust Assets in accordance with the Pooling and Servicing Agreement. Bond Insurer, Rockford, Seller and Trustee each agree that the obligations of Purchaser hereunder shall be limited recourse obligations of

Purchaser payable solely from funds payable to Purchaser as holder of the Class A Certificates and Class B Certificates in accordance with the Pooling and Servicing Agreement.


                - REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        ROCKFORD LIMITED I


                                        By:
                                             Name:   Larry Hartmann
                                             Title:  President



                                        ROCKFORD INDUSTRIES, INC.


                                        By:
                                             Name:   Gerry J. Ricco
                                             Title:  President



                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                             Name:
                                             Title:



                                        SUNAMERICA LIFE INSURANCE COMPANY


                                        By:
                                             Name:
                                             Title:

                                   EXHIBITS

A    Description of "A" Credit Lease Criteria
B    Form of Sale Assignment
C    Form of Officer's Certificate (Seller)
D    Form of Officer's Certificate (Rockford)
E    Form of Opinions of Counsel for Seller and Rockford
F    UCC Filing Requirements
G    Capital Contribution Agreement
H    Historic Delinquency and Loss Data
I    Certificate Payment Instructions
J    UCC Searches